Exhibit 99.1
AirSculpt Technologies Reports Second Quarter Fiscal 2025 Results
MIAMI BEACH, Fla., August 1, 2025 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the second quarter ended June 30, 2025. The Company also announced that Dennis Dean intends to retire from his position of Chief Financial Officer. Mr. Dean will retain his role until a permanent successor is in place.
Yogi Jashnani, Chief Executive Officer, stated: “In an ongoing dynamic environment, the second quarter saw us advance our transformation initiatives, and based on our results and our outlook, we remain on track to achieve our annual guidance. We narrowed our year-over- year revenue decline by four percentage points versus the first quarter; grew leads by a record level; and delivered a meaningful increase in consultations. All of this demonstrates the increasing consumer interest in and strength of AirSculpt.”
“In the quarter, we began to pilot two new offerings - skin tightening, a core competency of ours that capitalizes on the skin laxity associated with the use of GLP-1’s - and an expansion in our financing options to provide greater flexibility for consumers. These are examples of our enhanced growth strategy and, alongside our elevated go-to market processes, increase our confidence in our ability to accelerate our comparable sales improvement throughout the year. Importantly, we have strengthened our balance sheet with the reduction of our debt by $16 million in the quarter following our successful completion of our common stock offering in June. Overall, I continue to believe that AirSculpt is an attractive business with a competitive moat that is ripe for disruption and that the best years lie ahead for AirSculpt and its shareholders,” concluded Mr. Jashnani.
Second Quarter 2025 Results
•Case volume was 3,392 for the second quarter of 2025, representing a 14.1% decline from the fiscal year 2024 second quarter case volume of 3,949;
•Revenue declined 13.7% to $44.0 million from $51.0 million in the fiscal year 2024 second quarter;
•Net loss for the quarter was $0.6 million compared to net loss of $3.2 million in the fiscal year 2024 second quarter; and
•Adjusted EBITDA was $5.8 million compared to $6.9 million for the fiscal year 2024 second quarter.
First Six Months 2025 Results
•Case volume was 6,468, a decline of 15.9% from the first six months of fiscal year 2024 case volume of 7,695;
•Revenue declined 15.5% to $83.4 million from $98.6 million in the first six months of fiscal year 2024;
•Net loss was $3.4 million compared to net income of $2.8 million in the first six months of fiscal year 2024; and
•Adjusted EBITDA was $9.6 million compared to $14.2 million for the first six months of fiscal year 2024.
2025 Outlook
The Company is affirming its full year 2025 revenue and adjusted EBITDA guidance as follows:
•Revenues of approximately $160 to $170 million
•Adjusted EBITDA of approximately $16 to $18 million
For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.
Liquidity
As of June 30, 2025, the Company had $8.2 million in cash and cash equivalents, with $5.0 million of borrowing capacity under its revolving credit facility. The Company generated $5.9 million in operating cash flow for the six months ended June 30, 2025, compared to $6.8 million for the same period of 2024. The Company was compliant with its bank covenants as of the end of the second quarter of fiscal year 2025.

Subsequent Event
The Company announced today that Dennis Dean intends to retire from his position of Chief Financial Officer. Mr. Dean will retain his role until a permanent successor is in place.
Commenting on the announcement, Mr. Jashnani noted: “Dennis has been integral to our business having implemented the financial framework and built and led the organization that supported our successful initial public offering, and most recently our common stock offering.”
Dennis Dean stated: “We have a strong financial team, an improved capital structure and a strategy in place to allow the Company to return to consistent profitable growth. I am committed to remaining at AirSculpt to ensure a seamless transition of my responsibilities once a new CFO is in place.”
Conference Call Information
AirSculpt will hold a conference call today, August 1, 2025 at 8:30 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13753206 or by visiting the link below to request a return call for instant telephone access to the event.
https://callme.viavid.com/viavid/?callme=true&passcode=13725116&h=true&info=company&r=true&B=6
The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.airsculpt.com. A replay of the webcast will be available for approximately 90 days following the call.
To learn more about AirSculpt, please visit the Company's website at https://investors.airsculpt.com. AirSculpt uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt is routinely posted on the Company's website and is readily accessible.
About AirSculpt
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.
Our future results could be affected by a variety of other factors, including, but not limited to, inability to sell equity or other securities in the future at a time when we might otherwise wish to effect sales; inability to raise capital on commercially reasonable terms, if at all; the risk that any future financings may dilute our stockholders or restrict our business; failure to stabilize same-store performance; not being able to optimize our marketing investment, go-to-market strategy and sales process; not having the ability to expand our financing options for consumers; being unsuccessful in further product innovations; failure to operate centers in a cost-effective manner; increased operating expenses due to rising inflation; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from natural disasters, war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and in other filings we make from time to time with the SEC could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures. Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands, except shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$44,012	$51,004	$83,383	$98,624
Operating expenses:
Cost of service	17,201	18,827	33,151	36,869
Selling, general and administrative(1)	22,671	34,274	44,439	50,030
Depreciation and amortization	3,246	2,885	6,488	5,690
Loss/(gain) on disposal of long-lived assets	108	(1)	108	4
Total operating expenses	43,226	55,985	84,186	92,593
Income/(loss) from operations	786	(4,981)	(803)	6,031
Interest expense, net	1,562	1,515	3,187	3,047
Pre-tax net (loss)/income	(776)	(6,496)	(3,990)	2,984
Income tax (benefit)/expense	(185)	(3,290)	(552)	161
Net (loss)/income	$(591)	$(3,206)	$(3,438)	$2,823

(Loss)/income per share of common stock
Basic	$(0.01)	$(0.06)	$(0.06)	$0.05
Diluted	$(0.01)	$(0.06)	$(0.06)	$0.05
Weighted average shares outstanding
Basic	59,590,033	57,557,178	59,066,400	57,489,466
Diluted	59,590,033	57,557,178	59,066,400	58,066,133
(1)    During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	June 30, 2025	December 31, 2024
Balance Sheet Data (at period end):
Cash and cash equivalents	$8,189	$8,235
Total current assets	16,405	17,117
Total assets	$198,367	$209,996

Current portion of long-term debt	$4,550	$4,250
Deferred revenue and patient deposits	1,121	1,169
Total current liabilities	25,829	28,609
Long-term debt, net	53,188	65,456
Revolving credit funds payable	—	5,000
Total liabilities	$107,210	$130,706

Total stockholders’ equity	$91,157	$79,290

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$4,984	$3,442	$5,852	$6,807
Investing activities	(265)	(4,018)	(2,166)	(5,580)
Financing activities	(2,083)	(527)	(3,732)	(1,623)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Other Data:
Number of facilities	32	27	32	27
Number of total procedure rooms	67	57	67	57

Cases	3,392	3,949	6,468	7,695
Revenue per case	$12,975	$12,916	$12,892	$12,817
Adjusted EBITDA (1)	$5,835	$6,868	$9,590	$14,205
Adjusted EBITDA margin (2)	13.3%	13.5%	11.5%	14.4%

(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Same-center Information (1):
Cases	3,079	3,949	5,916	7,695
Case growth	(22.0)%	N/A	(23.1)%	N/A
Revenue per case	$12,911	$12,916	$12,846	$12,817
Revenue per case growth	—%	N/A	0.2%	N/A
Number of facilities	27	27	27	27
Number of total procedure rooms	57	57	57	57

(1) For the three months ended June 30, 2025 and 2024, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the three months ended June 30, 2025 and 2024, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the three months ended June 30, 2025 in which such facilities were owned and operated during the three months ended June 30, 2024. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of June 30, 2024.

 For the six months ended June 30, 2025 and 2024, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the six months ended June 30, 2025 and 2024, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the six months ended June 30, 2025 in which such facilities were owned and operated during the six months ended June 30, 2024. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of June 30, 2024.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net (loss)/income excluding depreciation and amortization, net interest expense, income tax (benefit)/expense, restructuring and related severance costs, loss/(gain) on disposal of long-lived assets, and equity-based compensation.
We define Adjusted Net Income as net (loss)/income excluding restructuring and related severance costs, loss/(gain) on disposal of long-lived assets, equity-based compensation and the tax effect of these adjustments.
We include Adjusted EBITDA and Adjusted Net Income because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Income each to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Income has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income per Share as Adjusted Net Income divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Income per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Income per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net (loss)/income, the most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (loss)/income	$(591)	$(3,206)	$(3,438)	$2,823
Plus
Equity-based compensation(1)	1,352	4,873	2,591	(1,908)
Restructuring and related severance costs	343	4,092	1,206	4,388
Depreciation and amortization	3,246	2,885	6,488	5,690
Loss/(gain) on disposal of long-lived assets	108	(1)	108	4
Interest expense, net	1,562	1,515	3,187	3,047
Income tax (benefit)/expense	(185)	(3,290)	(552)	161
Adjusted EBITDA	$5,835	$6,868	$9,590	$14,205
Adjusted EBITDA Margin	13.3%	13.5%	11.5%	14.4%

(1) During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted Net Income and Adjusted Net Income per Share to net income/(loss), the most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (loss)/income	$(591)	$(3,206)	$(3,438)	$2,823
Plus
Equity-based compensation(1)	1,352	4,873	2,591	(1,908)
Restructuring and related severance costs	343	4,092	1,206	4,388
Loss/(gain) on disposal of long-lived assets	108	(1)	108	4
Tax effect of adjustments	(25)	(618)	(388)	1,713
Adjusted net income	$1,187	$5,140	$79	$7,020

Adjusted net income per share of common stock (2)
Basic	$0.02	$0.09	$—	$0.12
Diluted	$0.02	$0.09	$—	$0.12
Weighted average shares outstanding
Basic	59,590,033	57,557,178	59,066,400	57,489,466
Diluted	60,379,884	57,990,621	59,802,603	58,066,133
(1)    During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.
(2)    Diluted Adjusted Net Income Per Share is computed by dividing adjusted net income by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact
Allison Malkin
ICR, Inc.
airsculpt@icrinc.com